                                                                     Exhibit 5.1



                            ___________________, 2001



Board of Directors
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr
Chicago, Illinois  60631

Re:      Registration Statement on Form S-3 (No. 333-55136)

Ladies and Gentlemen:

         Bally Total Fitness Holding Corporation, a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (No. 333-55136) (the "Registration Statement"), which Registration Statement relates to a proposed public offering of 4,600,000 shares of common stock, par value $.01 per share, of the Company (the "Shares") (including 2,591,179 Shares owned by the Estate of Arthur M. Goldberg and a partnership 94% owned by the Estate, as selling stockholders, and up to 600,000 Shares subject to an underwriters' over-allotment option), to be sold pursuant to the terms of a purchase agreement to be executed by the Company and by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Banc Alex. Brown Inc., Banc of America Securities LLC, William Blair & Company, L.L.C., CIBC World Markets Corp., and Jefferies & Company, Inc., as representatives of the other underwriters named in Schedule A thereto (the "Purchase Agreement").

         You have requested our opinion in connection with the Company's filing of the Registration Statement. In this regard, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter including, without limitation, the Purchase Agreement, the Company's Certificate of Incorporation and the Registration Statement.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities.

Board of Directors
Bally Total Fitness Holding Corporation
_________________, 2001
Page 2


         We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Delaware.

         The opinion expressed herein assumes that there is no change in the facts, circumstances and law in effect on the date of this opinion, particularly as they relate to corporate authority and the Company's good standing under Delaware law.

         On the basis of and in reliance on the foregoing, we are of the opinion that the Shares to be issued and sold by the Company, when and if issued and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable, and the Shares to be sold by the selling stockholders are validly issued, fully paid and nonassessable.

         The opinion in this letter is rendered to the Company in connection with the filing of the Registration Statement. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the heading "Legal Matters" as counsel to the Company. The opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

                                Very truly yours,



                                KAHN, KLEINMAN, YANOWITZ
                                 & ARNSON CO., L.P.A.